EXHIBIT 12

                      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


---------------------------------------------- ---------------------------------------------------------
DOLLARS IN MILLIONS                                             YEAR ENDED DECEMBER 31
---------------------------------------------- ---------------------------------------------------------
                                                  1998(A)    1997(A)    1996 (A)    1995 (A)  1994 (A)
                                               ----------- ---------- ----------- ---------- -----------
Earnings before income taxes                      $ 2,037    $ 1,613     $ 1,789    $ 1,682     $ 1,422
Fixed charges
                                                      555        520         540        556         538
                                               ----------- ---------- ----------- ---------- -----------
   Total                                          $ 2,592    $ 2,133     $ 2,329    $ 2,238     $ 1,960
                                               =========== ========== =========== ========== ===========
Fixed charges:
   Interest on debt                               $   533    $   497     $   514    $   536     $   520
   Interest component of rentals
                                                       22         23          26         20          18
                                               ----------- ---------- ----------- ---------- -----------
      Fixed charges                               $   555     $  520     $   540    $   556     $   538
                                               =========== ========== =========== ========== ===========

Ratio of earnings to fixed charges                    4.7        4.1         4.3        4.0         3.6
---------------------------------------------- ----------- ---------- ----------- ---------- -----------

A Financial information reflects accounting for the 1997 merger with PanEnergy Corp as a pooling of interests. As a result, the financial information gives effect to the merger as if it had occurred January 1, 1994.